LINCOLN NATIONAL CORPORATION ORGANIZATIONAL CHART Exhibit 13

Lincoln National Corporation (“LNC”) (Dom: Indiana; Function: Holding Company)
•	First Penn-Pacific Life Insurance Company (Dom: Indiana; Function: Insurance Company)
•	Jefferson-Pilot Investments, Inc. (Dom: North Carolina; Function: Real Estate)
•	Lincoln Investment Management Company (Dom: Delaware; Function: Investment Advisor)
•	Lincoln Financial Reinsurance Company of Vermont (Dom: Vermont; Function: Reinsurance Captive)
•	Lincoln Financial Securities Corporation (Dom: New Hampshire; Function: Broker/Dealer/Investment Advisor)
•	Lincoln Financial Insurance Agency Incorporated (Dom: New Hampshire; Function: Insurance Agency)
•	Lincoln Financial Limited Liability Company I (Dom: Delaware; Function: General Business Co.)
•	Lincoln National Management Corporation (Dom: Pennsylvania; Function: Management Co.)
•	Lincoln National Reinsurance Company (Barbados) Limited (Dom: Barbados; Function: Reinsurance Co.)
•	Lincoln Insurance Services Limited (Dom: England; Function: Holding Co.)
o	Lincoln SBP Trustee Limited (Dom: England)
•	The Lincoln National Life Insurance Company (“LNL”) (Dom: Indiana; Function: Insurance Company)
o	California Fringe Benefit and Insurance Marketing Corporation (Dom: California; Function: Insurance Agency)
o	LFA, Limited Liability Company (Dom: Indiana; Function: Insurance Agency)
o	LFD Insurance Agency, Limited Liability Company (Dom: Delaware; Function: Insurance Agency)
o	Lincoln Financial Distributors, Inc. (Dom: Connecticut; Function: Broker/Dealer)
o	Lincoln Financial Investments Corporation (Dom: Tennessee; Function: Investment Advisor)
o	Lincoln Financial Advisors Corporation (Dom: Indiana; Function: Broker/Dealer/Investment Advisor)
LFA Management Corporation (Dom: Pennsylvania; Function: Management Co.)
o	Lincoln Investment Solutions, Inc. (Dom: Delaware; Function: Investment Holdings)
o	Lincoln Life & Annuity Company of New York (Dom: New York; Function: Insurance Company)
o	Westfield Assigned Benefits Company (Dom: Ohio; Function: Insurance Agency)
o	Lincoln Reinsurance Company of South Carolina (Dom: South Carolina; Function: Reinsurance Captive)
o	Lincoln Reinsurance Company of Vermont I (Dom: Vermont; Function: Reinsurance Captive)
o	Lincoln Reinsurance Company of Vermont III (Dom: Vermont; Function: Reinsurance Captive)
o	Lincoln Reinsurance Company of Vermont IV (Dom: Vermont; Function: Reinsurance Captive)
o	Lincoln Reinsurance Company of Vermont V (Dom: Vermont; Function: Reinsurance Captive)
o	Lincoln Reinsurance Company of Vermont VI (Dom: Vermont; Function: Reinsurance Captive)
o	Lincoln Reinsurance Company of Vermont VII (Dom: Vermont; Function: Reinsurance Captive)
o	Lincoln Retirement Services Company, LLC (Dom: Indiana; Function: Recordkeeping)
Lincoln Financial Group Trust Company, Inc. (Dom: New Hampshire; Function: Trust Company)
o	Lincoln Assignment Corporation (Dom: Delaware; Function: Structured Settlements)

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